EXHIBIT 23.2

                                BDO SEIDMAN, LLP
                                                 100 S.E. 2nd Street, Suite 2200
                                                            Miami, Florida 33131
                                                       Telephone: (305) 381-8000
                                                             Fax: (305) 374-1138

5th Avenue Channel Corp.
(formally known as Tel-Com Wireless Cable TV Corporation)
North Miami Beach, FL

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 27, 1998, relating to the consolidated financial statements of 5th Avenue Channel Corp. (formally known as Tel-Com Wireless Cable TV Corporation), which is contained in that Prospectus, and to the incorporation in the Prospectus by reference of our report dated March 27, 1998, relating to the consolidated financial statements of 5th Avenue Channel Corp. (formally known as Tel-Com Wireless Cable TV Corporation) appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Seidman, LLP

BDO Seidman, LLP
Miami, Fl

January 25, 2000